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Exhibit 5.3

May 23, 2006

British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission, Securities Division
Manitoba Securities Commission
Ontario Securities Commission
Autorité des marchés financiers
Nova Scotia Securities Commission
Securities Commission of Newfoundland and Labrador
New Brunswick Securities Commission
Prince Edward Island, Registrar of Securities
Government of the Yukon Territory, Registrar of Securities
Government of the Northwest Territories, Registrar of Securities
Government of Nunavut, Registrar of Securities
Toronto Stock Exchange
New York Stock Exchange
United States Securities and Exchange Commission

Dear Sirs:

Re:
Teck Cominco Limited
Consent of Expert

        In connection with the offer to purchase of Teck Cominco Limited for all of the outstanding common shares of Inco Limited dated May 23, 2006 ("the Offer to Purchase"), I hereby consent to the use of my name in connection with references to my involvement in the preparation of the mineral reserve and mineral resource estimates for Teck Cominco Limited's material properties, other than Antamina, Elkview, Fording River, Greenhills, Coal Mountain, Line Creek and Cardinal River (the "Estimates") and to the use of the Estimates, or portions thereof, in the following instances:

  (a)
  In Teck Cominco Limited's Annual Information Form dated March 1, 2006 (the "AIF") under the heading "MINERAL RESERVES AND RESOURCES—Mineral Reserves at December 31, 2005"; and

  (b)
  In the AIF under the heading "MINERAL RESERVES AND RESOURCES—Mineral Resources at December 31, 2005".

        I also consent to the use of my name and references to the Estimates, or portions thereof, and to the inclusion or incorporation by reference of information derived from the Estimates in the Offer to Purchase and the registration statement on Form F-10 of Teck Cominco Limited ("the Registration Statement").

        I have read the Offer to Purchase and the Registration Statement of Teck Cominco Limited and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Estimates or that are within my knowledge as a result of the preparation of the Estimates.

Yours truly,

/s/ WILLIAM P. ARMSTRONG William P. Armstrong, P. Eng

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  Exhibit 5.3